Exhibit 10.2

Employee Stock Option Agreement

This Employee Stock Option Agreement (the “Agreement”), by and between Envision Healthcare Holdings, Inc., a Delaware corporation (the “Company”), and the Employee whose name is set forth on Exhibit A hereto, is being entered into pursuant to the Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan (the “Plan”) and is dated as of the date it is accepted and agreed to by the Employee in accordance with Section 7(n).  Capitalized terms that are used but not defined herein shall have the respective meanings given to them in the Plan.

The Company and the Employee hereby agree as follows:

Section 1.                                           Grant of Options

(a)                                                 Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date set forth on Exhibit A hereto (the “Grant Date”), its grant to the Employee of the number of options to purchase Shares as set forth on Exhibit A hereto (the “Options”), subject to adjustment pursuant to the Plan.  The Options are not intended to be incentive stock options under the Code.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.

(b)                                                 Option Price.  The Option Price for each Share covered by the Options is the price set forth on Exhibit A hereto.

Section 2.                                           Vesting and Exercisability

(a)                                                 Vesting.  Except as otherwise provided in Section 5 or 2(b), the Options shall become vested, if at all, in the percentage(s), and on the vesting date(s) set forth on the Exhibit A hereto (each, a “Vesting Date”); provided that if the Employee’s employment with the Company is terminated by reason of the Employee’s death or Disability (either a “Special Termination”), any Options held by the Employee shall immediately vest as of the effective date of such Special Termination.

(b)                                                 Discretionary Acceleration.  The Administrator, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)                                                  Exercise.  Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  Options may only be exercised with respect to whole shares of Company Common Stock and must be exercised in accordance with Section 4.

(d)                                                 No Other Accelerated Vesting.  The vesting and exercisability provisions set forth in this Section 2 or in Section 5, or expressly set forth in the Plan, shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date.

Section 3.                                           Termination of Options

(a)                                                 Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b) or Section 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)                                                 Early Termination.  If the Employee’s employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment and, if the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.  All vested Options held by the Employee following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the 90th day following the effective date of the Employee’s termination of employment (or the 180th day in the case of a Special Termination or 12 months in the case of the Employee’s retirement after having attained an age of 55 years or more and completed at least 10 years of service as an Employee) (in each case, determined without regard to any statutory or deemed or express contractual notice period), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 5, and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.  If on the first date of the periods set forth in Section 3(b)(i) the Option is not exercisable solely due to any of the restrictions set forth in Section 4(b)(A), (B) or (C), the Option will not expire until the earlier of the Normal Termination Date or 90 days following the first date on which exercise of the Option ceases to be barred by any such restriction.

Section 4.                                           Manner of Exercise

(a)                                                 General.  Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of vested Options by the Employee shall be pursuant to procedures contained in the Plan and such other procedures established by the Administrator from time to time and shall include the Employee specifying in writing the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”), or such other or different requirements as may be specified by the Administrator.  On or before any Exercise Date, at the Company’s request, the Company and the Employee shall enter into a Subscription Agreement that establishes the rights and obligations of the Company and the Employee relating to the Exercise Shares, in the form then customarily used by the Company under the Plan for such purpose.  Unless otherwise determined by the Administrator, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees, or, pursuant to a broker-assisted exercise program established by the Company, the Employee may exercise vested Options by an exercise and sell procedure (cashless exercise) in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is deducted from the proceeds of the exercise of an Option and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Administrator may require the Employee to furnish or execute such other documents as the Administrator shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b)                                                 Restrictions on Exercise.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, (C) at any time that exercise of the Option would violate the Company’s insider trading policy and unless, if applicable, the Employee has obtained pre-trading clearance for the exercise and (D) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied.  The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

Section 5.                                           Change in Control.

(a)                                                 Except as set forth in this Section 5 or as otherwise provided by the Administrator, and notwithstanding Section 14.2 of the Plan, a Change in Control shall not accelerate the vesting or exercisability of the Options.

(b)                                                 In the event that (x) a Change in Control is consummated and (y) within the 24-month period following the Change in Control the Employee’s employment is terminated by the Company or its Subsidiary without Cause or the Employee terminates his or her employment for Good Reason, all then outstanding Options shall be vested as of the effective date of such termination of employment.

Section 6.                                           Certain Definitions.  As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means Envision Healthcare Holdings, Inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and/or any of its Subsidiaries that employ the Employee.

“Employee” means the grantee of the Options, whose name is set forth on Exhibit A hereto; provided that for purposes of Section 4 and Section 7, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Good Reason” means, unless otherwise specified in the Employee’s employment agreement with the Company or its Subsidiary, the actual occurrence (as opposed to advance notice), without the Employee’s consent, of:  (1) a material adverse change in the reporting line of the Employee from that in effect immediately prior to such change; (2) a material reduction in the Employee’s base salary, unless the Company makes an across the board reduction that applies to all similarly-situated employees; or (3) a relocation of the Employee’s primary work location to a distance of more than 50 miles from its location as of immediately prior to such change; provided, however, in all cases, the Employee must (x) give the Company written notice of the occurrence of the Good Reason event within 30 days of becoming aware of such occurrence, (y) give the Company thirty 30 days to cure such occurrence and (z) terminate his or her employment within 30 days after the expiration of the Company’s cure period.

“Grant Date” has the meaning given in Section 1(a), which is the date on which the Options are granted to the Employee.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Employee hereunder to purchase one share of Company Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Company

Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Company Common Stock upon exercise of an Option.

“Plan” means the Envision Healthcare Holdings, Inc. 2013 Omnibus Incentive Plan, as amended from time to time.

“Special Termination” has the meaning given in Section 2(a).

Section 7.                                           Miscellaneous.

(a)                                                 Withholding.  The Company or one of its Subsidiaries shall require the Employee to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b)                                                 No Rights as Stockholder; No Voting Rights.  The Employee shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares.  Any shares delivered in respect of the Options shall be subject to any Subscription Agreement, which the Company may require the Employee to accept and agree to as a condition of the issuance and delivery of those shares.

(c)                                                  No Right to Continued Employment.  Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(d)                                                 Nature of Award.  This award of Options and any delivery or payment in respect thereof constitutes a special incentive payment to the Employee and shall not be taken into account in computing the amount of salary or compensation of the Employee for the purpose of determining any retirement, death or other benefits under (x) any retirement, bonus, life insurance or other employee benefit plan of the Company, or (y) any agreement between the Company and the Employee, except as such plan or agreement shall otherwise expressly provide.

(e)                                                  Non-Transferability of Options.  The Options may be

exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(f)                                                   Forfeiture of Awards.  The Options granted hereunder (and gains earned or accrued in connection therewith) shall be subject to such generally applicable policies as to forfeiture and recoupment (including, without limitation, upon the occurrence of material financial or accounting errors, financial or other misconduct or Competitive Activity) as may be adopted by the Administrator or the Board from time to time and communicated to the Employee, and are otherwise subject to forfeiture or disgorgement of profits as provided by the Plan.

(g)                                                  Consent to Electronic Delivery.  By entering into this Agreement and accepting the Options evidenced hereby, the Employee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Employee pursuant to applicable securities laws) regarding the Company and its Subsidiaries, the Plan, this Agreement and the Options via Company website or other electronic delivery.

(h)                                                 Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(i)                                                     Waiver; Amendment.

(i)                                     Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)                                  Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(j)                                                    Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(k)                                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(l)                                                     Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this section.

(m)                                             Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.  Unless otherwise indicated, section and exhibit references in this Agreement refer to this Agreement.

(n)                                                 Acceptance of Options and Agreement.  The Employee has indicated his or her consent and acknowledgement of the terms of this Agreement pursuant to the instructions provided to the Employee by or on behalf of the Company.  The Employee acknowledges receipt of the Plan, represents to the Company that he or she has read and understood this Agreement and the Plan, and, as an express condition to the grant of the Options under this Agreement, agrees to be bound by the terms of both this Agreement and the Plan.  The Employee and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a clickthrough button or checkbox on a website of the Company or a third-party administrator) to indicate the Employee’s confirmation, consent, signature, agreement and delivery of this Agreement and the Options is legally valid and has the same legal force and effect as if the Employee and the Company signed and executed this Agreement in paper form.  The same use of electronic media may be used for any amendment or waiver of this Agreement.

Exhibit A to
 Employee Stock Option Agreement

Employee:

Grant Date:	, 201

Options granted hereby:

Option Price:

Vesting Date	Percentage Vesting on such Vesting Date